UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 30, 2008
Date of Report (Date of earliest event reported)

AptarGroup, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11846	36-3853103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On September 30, 2008, Stephen J. Hagge resigned from his position as Chief Financial Officer of the Company, effective immediately prior to the appointment of his successor.  He continues to serve as Executive Vice President, Chief Operating Officer and Secretary of the Company.

(c)

On September 30, 2008, the Company appointed Robert Kuhn as Executive Vice President and Chief Financial Officer of the Company.  Mr. Kuhn, 46, has been the Company’s Vice President of Financial Reporting since 2000 and the Controller of the Beauty & Home segment since 2006.  Mr. Kuhn has held other various finance and operational positions within the Company since he was hired in 1987, including a seven year international assignment in Europe.  Before joining AptarGroup, he was an auditor with Coopers & Lybrand.  Mr. Kuhn is a Certified Public Accountant and received his bachelor’s degree in accounting from Illinois State University and his master’s degree in business administration from the University of Chicago.

In connection with Mr. Kuhn’s appointment, his salary was increased to $300,000 and he will participate in the Company Annual Bonus Plan.  The Annual Bonus Plan allows executive officers and certain other employees to participate in incentive awards based on the achievement of objective performance goals.   Additional information regarding the Annual Bonus Plan is contained in the Company’s proxy statement dated March 21, 2008 relating to the 2008 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date:	September 30, 2008	By:	/s/ Stephen J. Hagge
Stephen J. Hagge
Executive Vice President and Chief Operating Officer